Exhibit 10.2

NIC INC. 2006 AMENDED AND RESTATED
STOCK OPTION AND INCENTIVE PLAN

Stock Option Agreement

1.             Grant of Option. NIC Inc., a Colorado corporation (the “Company”), hereby grants to the Optionee named in the Certificate of Stock Option Grant (the “Certificate”), an option to purchase (the “Option”) the total number of shares subject to the Option (the “Shares”) set forth in the Certificate at the Grant Price per share set forth in the Certificate subject to the terms and provisions of this Stock Option Agreement (the “Agreement”) and of the Certificate and the NIC Inc. 2006 Amended and Restated Stock Option and Incentive Plan (the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. By accepting the Option, the Optionee (and any person to whom the Option is transferred) acknowledges that the Plan has been made available to him or her.

If designated in the Certificate as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Code Section 422. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), the Option shall be treated as a Non-Qualified Stock Option. If designated in the Certificate as a Non-Qualified Stock Option, the Option is not intended to qualify as an Incentive Stock Option under Code Section 422.

The Company seeks to provide a means by which the Company, through the grant of the Option to the Optionee may retain the Optionee’s services and motivate the Optionee to exert his or her best efforts on behalf of the Company and any Affiliate.

2.             Terms and Conditions.

(a)           Grant Expiration Date. The Option shall expire on the Grant Expiration Date provided in the Certificate. The Optionee is responsible for taking any and all actions as may be required to exercise the Option in a timely manner, and for properly executing any documents as may be required for the exercise of the Option in accordance with such rules and procedures established from time to time under the Plan. The Company has no duty to notify the Optionee (or any person to whom the Option is transferred) of the expiration of the Option. By accepting the Option, the Optionee (and any person to whom the Option is transferred) acknowledges that the information regarding the procedures and requirements for the exercise of the Option has been made available to him or her.

(b)           Exercise of Option During Continuous Employment. Subject to the provisions of this Agreement, the Option may be exercised by the Optionee in installments as provided in the Certificate, rounded to the next lowest integer in the case of any fractional share.

To the extent not exercised, an installment shall accumulate and be exercisable, in whole or in part, in any subsequent period but not later than the Grant Expiration Date provided in Section 2(a) of this Agreement. When the right to exercise any installment accrues, the Shares included in that installment may be purchased at that time or from time thereafter during the Option period ending on the Grant Expiration Date provided in Section 2(a) of this Agreement.

An exercise of any part of the Option shall be accompanied by a written notice to the Company as provided in Section 5 of this Agreement and specifying the number of Shares as to which the Option is being exercised.

(c)           Exercise Upon Termination of Employment or Relationship as a Director or Consultant.

Death. In the event that the Optionee’s Continuous Status as an Employee, Director or Consultant terminates due to his or her death, the Option may be exercised by the Optionee’s estate or by any other person who acquired the Option by reason of the death of the Optionee within the 12 months immediately following his or her death and to the extent that the Optionee was entitled to exercise the Option at the date of his or her death; provided, however, that the Option may not be exercised after the Grant Expiration Date provided in Section 2(a) of this Agreement.

Disability. If the Optionee’s Continuous Status as an Employee, Director or Consultant terminates due to his or her disability (as defined in Code Section 22(e)(3)), the Option may be exercised by the Optionee within the 12 months immediately following such termination and to the extent that the Optionee was entitled to exercise the Option at the date of his or her termination due to his or her disability; provided, however, that the Option may not be exercised after the Grant Expiration Date provided in Section 2(a) of this Agreement.

Other Termination of Relationship. If the Optionee’s Continuous Status as an Employee, Director or Consultant terminates other than by death or due to disability and other than involuntarily for cause or voluntarily by the Optionee, the Optionee’s right to exercise the Option may be exercised within the 30 days immediately following such termination and to the extent that the Optionee was entitled to exercise the Option at the date his or her termination; provided, however, that the Option may not be exercised after the Grant Expiration Date provided in Section 2(a) of this Agreement.

If the Optionee’s Continuous Status as an Employee, Director or Consultant is voluntarily terminated by the Optionee or involuntarily terminated for cause, the Optionee’s right to exercise the Option shall immediately terminate and any then unexercised portion of the Option shall be immediately canceled.

For purposes of this Agreement, the term “cause” shall mean, with respect to any Optionee, (a) cause as defined in the employment agreement with the Company or any subsidiary thereof to which the Optionee is a party or, if none, (b) the occurrence of any of the following events:

(i)            the willful and continued failure by the Optionee to substantially perform his or her duties with the Company or any subsidiary thereof on a full-time basis (other than any such failure resulting from total or partial incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Optionee by the Board, which demand identifies the manner in which the Board believes that he or she has not substantially performed such duties;

(ii)           the willful engaging by the Optionee in conduct which is significantly injurious to the Company or to any subsidiary of the Company, monetarily or otherwise, after a written demand for cessation of such conduct is delivered to the Optionee by the Board, which demand specifically identifies the manner in which the Board believes that the Optionee has engaged in such conduct and the injury to the Company or to a subsidiary of the Company resulting therefrom;

(iii)          the commission by the Optionee of an act or acts constituting a crime involving moral turpitude;

(iv)          the breach by the Optionee of one or more covenants, if any, in an agreement to which the Optionee and the Company are parties;

(v)           violation by the Optionee of Company policy; or

(vi)          the commission by the Optionee of a significant act of dishonesty, deceit or breach of fiduciary duty in the performance of the Optionee’s duties with the Company or with any subsidiary of the Company.

For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the part of an Optionee shall be deemed to be willful unless knowingly done, or omitted to be done, by the Optionee not in good faith and without a reasonable belief that such action or omission was in the best interests of the Company or of a subsidiary of the Company.

(d)           Payment of Grant Price Upon Exercise. At the time of any purchase of Shares under the Option, the Grant Price for such Shares as set forth in the Certificate shall be paid by the Optionee in full to the Company. The Optionee may pay the Grant Price in whole or in part by any of the following methods:

(i)            cash or by check made payable to the Company;

(ii)           by delivery to the Company of certificates representing the number of Shares then owned by the Optionee, the Fair Market Value of which equals the purchase price of the Shares purchased pursuant to the Option, properly endorsed for transfer to the Company; provided, however, that Shares used for this purpose must have been held by the Optionee for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the certificates for the Shares used as payment of the Option Grant Price;

In lieu of actually surrendering to the Company the stock certificates representing the number of Shares then owned by the Optionee, the Optionee may submit to the Company a statement affirming ownership by the Optionee of such number of Shares (together with such evidence of ownership as the Company may require) and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Optionee as payment of the exercise price;

(iii)          by authorizing a third party to sell a sufficient portion of the Shares acquired upon the exercise of the Option and remit to the Company the portion of the sale proceeds sufficient to pay the Grant Price and any tax withholding resulting from such exercise that is not paid by the Optionee in cash or by check; or

(iv)          any combination of the consideration provided in the foregoing subsections (i), (ii) and (iii).

(e)           Nontransferability. The Option shall not be transferable other than by a will of the Optionee or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee or his attorney-in-fact or conservator, unless the Option is an Incentive Stock Option and such exercise by the attorney-in-fact or the conservator of the Optionee would disqualify the Option as such under Code Section 422.

(f)            Adjustments in Event of Change in Common Stock. If any change is made in the Shares subject to the Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Option will be appropriately adjusted in the class(es) and number of shares and price per share of stock of those subject Shares in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Optionee; provided, however, that no such adjustment shall cause the Company to issue a fractional share under the Option. Such adjustments shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction not involving the receipt of consideration by the Company.)

(g)           No Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any Shares subject to the Option prior to the date of issuance to him or her of a certificate or certificates for such Shares.

(h)           No Rights to Continued Relationship. The Option shall not confer upon the Optionee any right with respect to continuance of employment by the Company or by an Affiliate, nor shall it interfere in any way with the right of his or her employer to terminate his or her employment at any time.

The Option shall not confer upon the Optionee any right with respect to continuance of a directorship of the Company or of an Affiliate, nor shall it interfere in any way with the right of the shareholders to remove him or her as a director at any time.

The Option shall not confer upon the Optionee any right with respect to continuance of any consulting arrangement with the Company or any Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate, as the case may be, to terminate any such arrangement.

(i)            Sale of the Company. In the event of a dissolution, liquidation or sale of all or substantially all of the assets of the Company, or that the Company is not the surviving corporation in any merger, consolidation, or reorganization, then the Option shall be canceled as of the effective date of such transaction; provided, however, the Board shall give at least 30 days’ written notice of the transaction to the Optionee and during the period beginning the Optionee receives the notice and ending on the date of the transaction, the Optionee shall have the right to exercise all or any part of the unexercised portion of the Option (without regard to employment requirements or any installment exercise limitations) (the “Accelerated Amount”); provided further that no part of the Option may be exercised after the Grant Expiration Date provided in Section 2(a) of this Agreement. If the Option is an Incentive Stock Option, the Accelerated Amount under this Section shall remain exercisable as an Incentive Stock Option under Code Section 422 only to the extent that the $100,000 dollar limitation of Code Section 422(d) is not exceeded. To the extent that such dollar limitation is exceeded, the Accelerated Amount shall be exercisable as a Non-Qualified Stock Option.

(j)            Compliance with Other Laws and Regulations. The Option and the obligation of the Company to sell and deliver Shares hereunder, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Optionee).

(k)           Withholding Taxes. The Optionee agrees to make appropriate arrangements with the Company or Affiliate, as the case may be, for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the exercise of the Option. No Shares will be delivered pursuant to the exercise of the Option until the Optionee, or any other person to whom the Option is transferred, has made acceptable arrangements for these withholding requirements. Unless denied by the Committee, the Optionee may elect to pay all minimum required amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or have withheld from any shares otherwise eligible to be delivered under this Agreement, shares of Common Stock having a value equal to the minimum amount required to be withheld under federal, state or local law or such lesser amount as may be elected by the Optionee. The value of shares of Common Stock to be transferred to the Company shall be the fair market value of the shares on the date that the amount of tax to be withheld is to be determined (the “Tax Date”), as determined by the Company. Any such elections by the Optionee to have shares of Common Stock withheld for this purpose will be subject to the following restrictions:

(i)            All elections must be made prior to the Tax Date;

(ii)           All elections shall be irrevocable; and

(iii)          If the Optionee is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (“Section 16”), the Optionee must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Common Stock to satisfy such tax withholding obligation.

3.             Investment Representation. The Company may require that the Optionee furnish to the Company, as a condition of exercising or acquiring stock underlying the Option, (a) written assurances satisfactory to the Company, or counsel for the Company, as to the Optionee’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company, or counsel for the Company, who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (b) written assurances satisfactory to the Company, or counsel for the Company, stating that the Optionee is acquiring the stock subject to the Option for the Optionee’s own account and not with any present intention of selling or otherwise distributing the stock underlying the Option. The Company may (a) restrict the transferability of the stock underlying the Option and require a legend to be endorsed on the certificates representing such stock, as appropriate to reflect resale restrictions, if any, imposed by the Board pursuant to the Option when granted, or as appropriate to comply with any applicable state or federal securities laws, rules or regulations; and (b) condition the exercise of the Option or the issuance and delivery of stock underlying the Option upon the listing, registration or qualification of such stock upon a securities exchange or quotation system or under applicable securities laws. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (a) the issuance of stock upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (b) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Option as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

4.             Optionee Bound by the Plan. The Optionee agrees to be bound by all the terms and provisions of the Plan. To the extent that the terms of this Agreement are inconsistent with the terms of the Plan, the terms of the Plan shall govern. The captions used in the Certificate, this Agreement, and the Plan are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

This Agreement, the Certificate, and the Plan shall be construed in accordance with the laws of the State of Colorado, without regard to the conflict of laws principles.

5.             Notices. Any notice to the Company or the Board that is required to be made under the terms of the Agreement or under the terms of the Plan shall be addressed to the Company in care of its president at 12 Corporate Woods, 10975 Benson Street, Suite 390, Overland Park, Kansas 66210. Any notice that is required to be made to the Optionee under the terms of the Agreement or under the terms of the Plan shall be addressed to him or her at the address indicated in the Certificate unless the Optionee notifies the Company of his or her address change in writing as provided in this Section 5 in which case the notice shall be addressed to the Optionee at his or her new address. A notice under this Section 5 shall be deemed to have been given or delivered upon personal delivery or upon deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed as provided in this Section.

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